Exhibit 99.1

KAYAK Stockholders Approve Adoption of Merger Agreement With Priceline.com Incorporated

NORWALK, Conn., Mar 4, 2013 — KAYAK Software Corporation (NASDAQ:KYAK) (“KAYAK”) and priceline.com Incorporated (NASDAQ:PCLN) (“priceline.com”) today announced that KAYAK stockholders voted overwhelmingly to approve the adoption of the previously announced Agreement and Plan of Merger between KAYAK, priceline.com and Produce Merger Sub Inc., a wholly owned subsidiary of priceline.com. Approximately 96% of the total voting power of KAYAK’s outstanding shares of Class A common stock and Class B common stock as of the January 24, 2012, the record date for the special meeting of stockholders, voting at the special meeting of stockholders held earlier today, were voted in favor of the adoption of the Agreement and Plan of Merger.

The closing of the merger will take place once the remaining conditions to closing (including the receipt of all required regulatory approvals) have been satisfied. KAYAK and priceline.com will announce the closing date of the proposed merger and the election deadline for KAYAK stockholders to specify the type of consideration they wish to receive once those dates have been set. In accordance with the merger agreement, the election deadline will be 5:00 pm on the date that is 5 business days preceding the closing date.

KAYAK stockholders should continue to use the election form previously mailed. If a KAYAK stockholder has already submitted a properly completed election form to the exchange agent and wishes to change the election, that stockholder may resubmit a new, properly completed election form to the exchange agent and the previous election form will be disregarded. KAYAK stockholders who have already submitted an election form and do not wish to make any changes do not need to take any further action and the election form already submitted to the exchange agent will be used. KAYAK stockholders who wish to obtain a new election form should contact KAYAK’s information agent, Georgeson, at the following address and phone number: 199 Water Street, 26th Floor, New York, NY 10038, (888) 293-6908 (Toll Free); Banks and Brokerage Firms please call: (212) 440-9800.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to priceline.com or KAYAK, the regulatory approval process or the proposed acquisition of KAYAK by priceline.com involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Neither priceline.com nor KAYAK undertakes an obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the online travel industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents priceline.com and KAYAK have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) priceline.com and KAYAK may be unable to obtain regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of priceline.com and KAYAK or such integration may be more difficult, time-consuming or costly than expected; (4) the proposed transaction may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees; (6) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; or (7) the industry may be subject to future risks that are described in the “Risk Factors” section of priceline.com’s Annual Reports on Form 10-K, priceline.com’s and KAYAK’s Quarterly Reports on Form 10-Q, the Registration Statement on Form S-4 (No. 333-185465) filed by priceline.com in connection with the merger on February 1, 2013 (the “Registration Statement”) and other documents filed by either of them from time to time with the SEC. Neither priceline.com nor KAYAK gives any assurance that either priceline.com or KAYAK will achieve its expectations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of priceline.com and KAYAK described in the “Risk Factors” section of priceline.com’s Annual Reports on Form 10-K, priceline.com’s and KAYAK’s Quarterly Reports on Form 10-Q, the Registration Statement and other documents filed by either of them from time to time with the SEC.

Additional Information and Where to Find It

This document relates to a proposed transaction between KAYAK and priceline.com, which is the subject of the Registration Statement and joint proxy statement/prospectus forming a part thereof. This document is not a substitute for the Registration Statement or any other documents that KAYAK or priceline.com may file with the SEC or send to stockholders in connection with the proposed transaction.

Investors and security holders are able to obtain free copies of the Registration Statement and all other relevant documents filed or that will be filed with the SEC by KAYAK or priceline.com through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders may obtain free copies of the joint proxy statement/prospectus from KAYAK by contacting KAYAK Software Corporation, 55 North Water Street, Suite 1, Norwalk, CT 06854, Attn: Corporate Secretary or by calling (203) 899-3100.

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For Press Information: Brian Ek (203) 299-8167 brian.ek@priceline.com

For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@priceline.com